Exhibit 3.1

Companies Acts 1963 to 2012

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

PENTAIR PUBLIC LIMITED COMPANY

Incorporated the 28th day of November 2013

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2

Cert. No.: 536025

Companies Acts 1963 to 2012

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

PENTAIR PUBLIC LIMITED COMPANY

1.	The name of the Company is Pentair public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:-

(1)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a member or shareholder of other companies.

(2)	To carry on all or any of the businesses of producers, manufacturers, servicers, buyers, sellers, and distributing agents of and dealers in all kinds of goods, products, merchandise and real and personal property of every class and description; and to acquire, own, hold, lease, sell, mortgage, or otherwise deal in and dispose of such real estate and personal property as may be necessary or useful in connection with said business or the carrying out of any of the purposes of the Company.

(3)	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(4)	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(5)	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(6)	To sell or otherwise dispose of any of the property or investments of the Company on such terms and subject to such conditions and for such consideration (if any) as the Directors think fit.

(7)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8)	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12)	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13)	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any Company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15)	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18)	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19)	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

(20)	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21)	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22)	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24)	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(26)	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27)	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(28)	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30)	To procure the Company to be registered or recognised in any part of the United Kingdom of Great Britain and Northern Ireland or in any colony or dependency or possession thereof or in any foreign country or in any colony or dependency of any such foreign country.

(31)	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €10,000,000 divided into 10,000,000 Ordinary Shares of €1 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
/s/ Fintan Clancy
for and on behalf of	Thirty Nine Thousand, Nine Hundred
Enceladus Holding Limited	and Ninety Four Ordinary Shares
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
DIJR Nominees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
Fand Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
Arthur Cox Nominees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
Arthur Cox Registrars Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
Arthur Cox Trust Services Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of	One Ordinary Share
Arthur Cox Trustees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

Dated the 26th day of November 2013

Witness to the above signatures:	/s/ Emma Hickey
Emma Hickey
Arthur Cox Building,
Earlsfort Terrace, Dublin 2

COMPANIES ACTS 1963 TO 2012

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

PENTAIR PUBLIC LIMITED COMPANY

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2.        (a)        In these articles:-

“the Act” means the Companies Act 1963 (No. 33 of 1963);

“the Acts” means the Companies Acts 1963 to 2012 and every modification or re-enactment thereof for the time being in force;

“these articles” means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force;

“the Company” means the company whose name appears in the heading to these articles;

“the Directors” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called (other than alternate directors);

“the Group” means the Company and its subsidiaries from time to time and for the time being;

“the office” means the registered office from time to time and for the time being of the Company;

“the register” means the register of members to be kept as required by section 116 of the Act;

“the seal” means the common seal of the Company;

“the Secretary” means any person appointed to perform the duties of the secretary of the Company;

(b)	Expressions referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, and any other modes of representing or reproducing words in a visible form.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to euro, EUR, € or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3.	The share capital of the Company is €10,000,000 divided into 10,000,000 ordinary shares of €1 each.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)	pursuant to section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution of the Company) on the recommendation of the Directors;

(b)	pursuant to section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes;

(c)	pursuant to section 210 of the 1990 Act, convert any of its shares into Redeemable Shares.

5.	(a)

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

(b)	Without prejudice to the power conferred on the Company by paragraph (a) of this article, the Directors may on the allotment and issue of any shares impose restrictions on the transferability or disposal of the shares comprised in a particular allotment as may be considered by the Directors to be in the best interests of the shareholders as a whole.

6.	If at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of these regulations relating to general meetings shall apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of that class. If at any adjourned meeting of such holders a quorum as above defined is not present within thirty minutes of the time appointed for the adjourned meeting those members who are present in person or by proxy shall be a quorum. Any holders of shares of that class present in person or by proxy may demand a poll.

7.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8.	(a)

Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of this article, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any Committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

(c)	The Company may issue warrants to subscribe any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme under paragraph (b)) certifying the right of the registered holder to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

(d)	The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 20 of the Companies (Amendment) Act 1983. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued ordinary shares in the Company at the date on which the resolution adopting these articles takes effect. The authority hereby conferred shall expire on the date which is five years after the date of incorporation of the Company unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(e)	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the Companies (Amendment) Act 1983 to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (d) of this article as if section 23(1) of the said Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (e) had not expired.

9.	Without prejudice to the generality of the powers conferred on the Directors by article 8, the Directors may from time to time grant options to subscribe for unissued shares in the capital of the Company to persons in the service or employment of the Group (including Directors holding executive offices), on such terms and subject to such conditions as the Company may from time to time approve.

10.	The Company may exercise the powers of paying commissions conferred by section 59 of the Act, provided that the rate per cent and the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that section, and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

11.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder: this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

12.	Every person whose name is entered as a holder of any share in the register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to receive within two months after allotment or lodgement of a transfer to him of the shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all such shares or several certificates each for one or more of such shares upon payment of 12 cent for every certificate after the first or such lesser sum as the Directors shall from time to time determine, so, however, that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be under the common seal of the Company or under the official seal kept by the Company by virtue of section 3 of the Companies (Amendment) Act 1977 and shall specify the number and class of shares to which it relates and the amount paid up thereon. The Company shall not be bound to register more than four persons as joint holders of any share (except in the case of executors or trustees of a deceased member). Where a person has transferred some but not all of the shares registered in his name then he shall be entitled without payment to receive a certificate for the balance of the shares registered in his name.

13.	If a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of any exceptional out-of- pocket expenses of the Company of investigating evidence as the Directors think fit.

14.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

DISCLOSURE OF BENEFICIAL OWNERSHIP

15.	(a)

Notwithstanding the provisions of article 11, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, give a notice to the holder or holders of any share (or any of them) requiring such holder or holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than twenty-eight days from the date of service of such notice) of full and accurate particulars of all or any of the following matters, namely:- (i) his interest in such share; (ii) if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest in the share (provided that one joint holder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint holder); and (iii) any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the holder of such share can be required to transfer the share or any interest therein to any person (other than a joint holder of the share) or to act in relation to any meeting of the Company or of the holders of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint holder of such share).

(b)	If, pursuant to any notice given under paragraph (a), the person stated to own any beneficial interest in a share or the person in favour of whom any holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in sub-paragraph (a) (iii), is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, give a notice to the holder or holders of such share (or any of them) requiring such holder or holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days from the date of service of such notice) of full and accurate particulars of the names and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society, or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate which is listed or quoted on any bona fide stock exchange, unlisted securities market or over-the-counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.

(c)	The Directors may, if they think fit, give notices under paragraphs (a) and (b) at the same time on the basis that the notice given pursuant to paragraph (b) shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to paragraph (a).

(d)	The Directors may (before or after receipt of any written particulars under this article) require any such particulars to be verified by statutory declaration.

(e)	The Directors may serve any notice pursuant to the terms of this article irrespective of whether or not the holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any compliance not so waived whether by the holder concerned or any other joint holder of the share or by any person to whom a notice may be given at any time.

(f)	For the purpose of establishing whether or not the terms of any notice served under this article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

(g)	The provisions of this article 15 shall apply in relation to any transferee named in a transfer of shares in the Company presented for registration as they apply to the holder or holders of any share in the Company. Accordingly, the Directors shall be entitled to refuse to register any transfer until such time as they are satisfied that any transferee named in such transfer has complied with a notice served under this article 15.

LIEN

16.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien on a share shall extend to all dividends payable thereon.

17.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

18.	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

20.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

21.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

22.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 20 per cent per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

24.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these regulations be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the time of payment.

26.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) 15 per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

TRANSFER OF SHARES

27.	The instrument of transfer of any share, and of any share warrant which may be transferred only by instrument of transfer, shall be executed by or on behalf of the transferor and, in cases where the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share or warrant until the name of the transferee is entered on the register in respect thereof.

28.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

29.	The Directors in their absolute discretion and without assigning any reason therefor may decline to register

(a)	any transfer of a share warrant (if the Company is a private company, or if the Company is a public limited company and its articles of association or the conditions of issue of any share warrants so authorise or permit the Directors); and

(b)	any transfer of a share which is not fully paid.

30.	The Directors may also decline to recognise any instrument of transfer unless:-

(a)	the instrument of transfer is accompanied by the certificate of the shares or share warrants to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)	the instrument of transfer is in respect of one class of share or share warrant only; and

(c)	the instrument of transfer is in favour of not more than four transferees.

31.	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

32.	The registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine.

33.	(a)

All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

(b)	Notwithstanding the provisions of articles 12, 27, 28, 30 and 31 the Directors shall be entitled to disapply all or part of the provisions of those articles in the event that Ministerial Regulations are made under section 239 of the 1990 Act enabling title to securities (as defined in the said section) to be evidenced and transferred without a written instrument, but in accordance with the requirements of such regulations.

TRANSMISSION OF SHARES

34.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

35.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

36.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

37.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

38.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

39.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

40.	If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

41.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

42.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

43.	A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

44.	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

45.	The Company may by Ordinary Resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.

46.	The holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

47.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right, privilege or advantage.

48.	Such of the articles of the Company as are applicable to paid up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder.”

ALTERATION OF CAPITAL

49.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

50.	The Company may by Ordinary Resolution:-

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

51.	The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

GENERAL MEETINGS

52.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next.

53.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

54.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 132 of the Act.

NOTICE OF GENERAL MEETINGS

55.	(a)

Subject to sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a Special Resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the day, the place and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in manner authorised by these articles to such persons as are under these articles entitled to receive such notices from the Company.

	(b)	(i)

A general meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the auditors and by all the members entitled to attend and vote thereat.

(ii)

A resolution may be proposed and passed as a Special Resolution at a meeting of which less than twenty-one days’ notice has been given if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting being a majority together holding not less than ninety per cent in nominal value of the shares giving that right.

56.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

57.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the fixing of the remuneration of the Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

58.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum.

59.	If within half-an-hour from the time appointed for a general meeting (or such longer interval as the chairman may think fit to allow) a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the chairman at the meeting may determine, and if at such adjourned meeting a quorum is not present within half-an-hour from the time appointed for the meeting, the meeting shall be dissolved except that if a meeting to consider a resolution or resolutions for the winding up of the Company and the appointment of a liquidator be adjourned for want of a quorum and if at such adjourned meeting such a quorum is not present within 30 minutes from the time appointed for the adjourned meeting, any one or more members present in person or by proxy shall constitute a quorum for the purposes of considering and if thought fit passing such resolution or resolutions but no other business may be transacted.

60.	The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

61.	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

62.	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:-

(a)	the chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

64.	Except as provided in article 66, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.	Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

66.	A poll demanded on the election of the chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

67.	Subject to section 141 of the Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

VOTES OF MEMBERS

68.	Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a show of hands every member present in person and every proxy shall have one vote, but so that no one member shall on a show of hands have more than one vote in respect of the aggregate number of shares of which he is the holder, and on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the holder.

69.	When there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register.

70.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

71.	No member shall be entitled to vote at any general meeting unless any calls or other sums immediately payable by him in respect of shares in the Company have been paid.

72.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

73.	Votes may be given either personally or by proxy.

74.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

75.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office or at such other place in Ireland as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.

76.	An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances permit:

PUBLIC LIMITED COMPANY

I/We

of

being (a) member(s) of the above company HEREBY APPOINT:

of	or failing him

of	or failing him

the chairman of the meeting, to be my/our proxy to vote for me/us and on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company convened for         the day of                     20     and at any adjournment thereof. I/We direct the proxy to vote for/ against* the resolution to be proposed thereat.

Dated this             day of                         20

Signature(s)

This instrument of proxy to be valid must be lodged at the registered office of the Company (or, at such other place as is specified for that purpose in the notice convening the meeting) not less than 48 hours before the time fixed for the meeting.

In the case of a corporation this instrument may be either under the common seal or under the hand of an officer or attorney authorised in that behalf.

*	Strike out for or against. If you do not do so the proxy will vote or abstain as he thinks fit.”

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

RESTRICTION OF VOTING RIGHTS

79.	(a)

If at any time the Directors shall determine that a Specified Event (as hereinafter defined) shall have occurred in relation to any share or shares the Directors may serve a notice to such effect on the holder or holders thereof. Upon the service of any such notice (in these articles referred to as a “Restriction Notice”) no holder or holders of the share or shares specified in such Restriction Notice shall, for so long as such Restriction Notice shall remain in force, be entitled to attend or vote at any general meeting, either personally or by proxy.

(b)	A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours after the holder or holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice shall automatically cease to have effect in respect of any share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(c)	The Directors shall cause a notation to be made in the register against the name of any holder or holders in respect of whom a Restriction Notice shall have been served indicating the number of shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(d)	Any determination of the Directors and any notice served by them pursuant to the provisions of this article shall be conclusive as against the holder or holders of any share and the validity of any notice served by the Directors in pursuance of this article shall not be questioned by any person.

(e)	If, while any Restriction Notice shall remain in force in respect of any holder or holders of any shares, such holder or holders shall be issued any further shares as a result of such holder or holders not renouncing any allotment of shares made to him or them pursuant to a capitalisation issue under articles 138 and 139 the Restriction Notice shall be deemed also to apply to such holder or holders in respect of such further shares on the same terms and conditions as were applicable to the said holder or holders immediately prior to such issue of further shares.

(f)	For the purpose of these articles the expression “Specified Event” in relation to any share shall mean any of the following events:- (i) the failure by the holder or holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof; or (ii) the failure by the holder thereof or any of the holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of article 15 in respect of any notice or notices given to him or any of them thereunder; or (iii) the failure by a transferee named in a transfer presented for registration to comply, to the satisfaction of the Directors, with all or any of the terms of article 15 in respect of any notice or notices given to him or any transferee thereunder.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

80.	Any body corporate which is a member of the Company may by resolution of its directors or other governing body authorise such persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

DIRECTORS

81.	The number of Directors shall not be less than two nor more than ten.

82.	The remuneration of the Directors shall from time to time be determined by an Ordinary Resolution of the Company and shall (unless any such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled to rank in such division for a proportion of the remuneration related to the period during which he has held office. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

83.	If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

84.	A shareholding qualification for Directors may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

85.	Unless the Company otherwise directs a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

86.	Subject to Part III of the Companies (Amendment) Act 1983 the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

87.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles, to the provisions of the Acts and to such directions, being not inconsistent with the aforesaid articles or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

88.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body or persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

89.	The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

90.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 194 of the Act.

91.	(1)

Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution from which he is debarred from voting.

(2)	A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:-

(a)	The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries.

(b)	The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security.

(c)	Any proposal concerning an offer of shares or debentures or other securities of or by the Company for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(d)	Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent or more of the issued shares of any class of the equity share capital of such a company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant companies (any such interest being deemed for the purpose of this article to be a material interest in all circumstances).

(e)	Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes.

(3)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment of the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (2)(d) of this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(4)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and if such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

(5)	The Company may by Ordinary Resolution suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.

92.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

93.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

94.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

95.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

96.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

97.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

ALTERNATE DIRECTORS

98. (a)	Any Director may at any time appoint any person who must be approved by the majority of Directors to be an alternate or substitute Director and may at any time terminate such appointment. Any such appointment or termination of appointment shall be effected by notice in writing under the hand of the Director making or terminating such appointment sent to or left at the office. The same person may be appointed as alternate director of more than one Director.

(b)	The appointment of an alternate director shall ipso facto determine on the happening of any event which if he were a Director would cause him to vacate such office and shall also determine ipso facto if the Director concerned (below called “his principal”) ceases for any reason to be a Director. An alternate director shall not automatically vacate his office if his principal retires by rotation or otherwise and is re-elected at the same general meeting at which such retirement took effect.

(c)	An alternate director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his principal is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director in the absence of such principal. If his principal is for the time being absent from the State or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. An alternate director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these articles.

(d)	An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his principal as his appointer may by notice in writing to the Company from time to time direct.

DISQUALIFICATION OF DIRECTORS

99.	The office of a Director shall be vacated ipso facto if the Director:

(a)	ceases to be a Director by virtue of section 180 of the Act; or

(b)	is adjudged bankrupt in Ireland or in Northern Ireland or in Great Britain or in any other place or makes any arrangement or composition with his creditors generally; or

(c)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act; or

(d)	in the State or elsewhere has an order made by any court claiming jurisdiction in that behalf on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatsoever name called) to exercise powers with respect to his property or affairs; or

(e)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(f)	is convicted of any indictable offence other than an offence under the Road Traffic Act 1961 (as amended) unless the Directors otherwise determine; or

(g)	is removed from office under article 108; or

(h)	is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office; or

(i)	if not less than five-sixths of the Directors of the Company for the time being sign a request addressed to him that he resign; or

(j)	is in full time employment of the Company, or of a subsidiary of the Company, on the termination of such employment.

RETIREMENT OF DIRECTORS

100.

No person shall be appointed a Director of the Company who has attained the age of sixty-five years and a Director shall vacate his office at the next annual general meeting after he attains the age of sixty-five years; and in respect of such vacation of office no provision contained in these articles for automatic reappointment of retiring Directors in default of another appointment shall apply, but any such vacancy may be filled as a casual vacancy, PROVIDED ALWAYS that a person may be appointed a Director at any age and a Director may continue in office after attaining any age and shall not be required to retire upon attaining the age of years as aforesaid if his appointment or continuance as a Director is approved by an Ordinary Resolution of the Directors.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

101.	At every annual general meeting of the Company one-third of the Directors (other than any managing director and any Director holding an executive office with the Company) or if their number is not three or a multiple of three then the number nearest one-third, shall retire from office. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

102.	The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who become Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

103.	A retiring Director shall be eligible for re-election.

104.	The Company, at the meeting at which a Director retires in manner aforesaid, may fill the vacated office by electing a person thereto and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

105.	No person (other than a Director retiring at the meeting) shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless not less than seven days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

106.	The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.

107.	The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

108.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

109.	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 108 and without prejudice to the powers of the Directors under article 107 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PROCEEDINGS OF DIRECTORS

110. (a)	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may be fixed by the Directors. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a casting vote.

(b)	Each Director present and voting shall have one vote and shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

(c)	Any Director may participate in a meeting of the Directors by means of telephonic or other similar communication whereby all persons participating in the meeting can hear each other speak; and participation in a meeting in this manner shall be deemed to constitute presence in person (or as the case may be, by alternate) at such meeting and any director (or his alternate) may be situated in any part of the world for any such meeting.

111.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

112.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

113.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office. Any Director may be elected no matter by whom he was appointed but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

114.	The Directors may delegate any of their powers to committees consisting of such member or members of the board as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors, and the provisions of articles 110 and 111 hereof shall apply mutatis mutandis to the meetings of committees.

115.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the members present may choose one of their number to be chairman of the meeting.

116.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

117.	Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors including those for the time being or from time to time absent from Ireland; but so that in the event of a Director having appointed an alternate, notice given to such alternate who is in Ireland shall be sufficient notice to such Director.

118.	A resolution in writing signed by all the Directors shall be as effective as if it had been duly passed at a meeting of the Directors. Any such resolution may consist of several documents in the like form, each signed by one or more of the Directors. For the purpose of this article the signature of an alternate director shall suffice in lieu of the signature of the Director whom he represents.

MANAGING DIRECTOR

119.	The Directors may from time to time appoint one or more of themselves to the office of managing director for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of such managing director shall be automatically determined if he ceases from any cause to be a Director (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company). A Director so appointed shall not, whilst holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors.

120.	A managing director shall receive such remuneration whether by way of salary, commission or participation in the profits, or partly in one way and partly in another, as the Directors may determine.

121.	The Directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

SECRETARY/ASSISTANT/DEPUTY SECRETARIES

122.	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them. In addition, the Directors may appoint an assistant company secretary (an “Assistant”) and/or a deputy company secretary (a “Deputy”) for such term, at such remuneration and upon such conditions as they may think fit; and any such Assistant or Deputy so appointed may be removed by them and references herein to “secretary” shall be construed, if permitted, as including references to an Assistant or a Deputy.

123.	A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

124.	The seal shall be used only by the authority of the Directors or of a committee of Directors authorised by the Directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director (or alternate director) and shall be counter-signed by the Secretary or by a second Director (or alternate director) or by some other person appointed by the Directors for that purpose.

DIVIDENDS AND RESERVES

125.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

126.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

127.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the Companies (Amendment) Act 1983.

128.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

129.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

130.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

131.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

132.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

133.	No dividend shall bear interest against the Company.

ACCOUNTS

134.	The Directors shall cause proper books of account to be kept relating to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; and

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

135.	The books of account shall be at the office or, subject to section 202 of the 1990 Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Companies Acts to inspect the books of account of the Company.

136.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

137.	The Directors shall from time to time, in accordance with sections 148, 150, 157 and 158 of the Act, cause to be prepared and to be laid before the annual general meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before the annual general meeting of the Company.

138.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditor’s report shall, not less than twenty-one days before the date of the annual general meetings, be sent to every person entitled under the provisions of the Acts to receive them.

CAPITALISATION OF PROFITS

139. (a)	The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by sections 62 and 64 of the Act.

(b)	The Company in general meeting may on the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

140.	Whenever a resolution shall have been passed pursuant to article 139, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

AUDIT

141.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

142.	A notice may be given by the Company to any member either personally or by sending it by post to him to his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effective by properly addressing, prepaying and posting a letter containing the notice and to have been effected in the case of the notice of a meeting at the expiration of 24 hours after the letter containing the same is posted, and in any other case at that time at which the letter would be delivered in the ordinary course of post.

143.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

144.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

145.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a)	every member; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a personal representative or the official assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

146.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

147.	Subject to the provisions of an so far as may be admitted by the Acts, every Director, managing director, chief executive, auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The Directors shall have power to purchase and maintain for or for the benefit of any person (including themselves) who are or were at any time Directors or other officers of the Company, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their powers or otherwise in relation to their duties, powers or offices in relation to the Company and the Directors shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of any such insurance.

UNTRACED SHAREHOLDERS

148.	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:-

(a)	for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(b)	at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

(d)	if any shares in the Company are listed or dealt in on the Irish Stock Exchange, the Company has first given notice in writing to the Irish Stock Exchange of its intention to sell such shares or stock.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

149.	The Company may destroy:-

(i)	any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(ii)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the register was made, at any time after the expiry of six years from the date an entry in the register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:-

(a)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this article to the destruction of any document include references to its disposal in any manner.

Names, addresses and descriptions of subscribers

/s/ Fintan Clancy
for and on behalf of
Enceladus Holding Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of
DIJR Nominees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of
Fand Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary for and on behalf of
Arthur Cox Nominees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary for and on behalf of
Arthur Cox Registrars Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of
Arthur Cox Trust Services Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

/s/ James Heary
for and on behalf of
Arthur Cox Trustees Limited
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Corporate Body

Dated the 26th day of November 2013

Witness to the above signatures:	/s/ Emma Hickey
Emma Hickey
Arthur Cox Building,
Earlsfort Terrace, Dublin 2

Companies Acts 1963 to 2012

A PUBLIC COMPANY LIMITED BY

SHARES

MEMORANDUM and ARTICLES OF

ASSOCIATION

of

PENTAIR PUBLIC LIMITED

COMPANY

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2